EXHIBIT 10(c)

                       THE DAYTON POWER AND LIGHT COMPANY

                         MANAGEMENT STOCK INCENTIVE PLAN

                     (AS AMENDED THROUGH DECEMBER 31, 2000)

SECTION 1.  PURPOSES.

     The purposes of the Plan are (i) to attract and retain in the employment of the Company executives of experience and ability by providing incentives to those who contribute to the successful operation of the business and affairs of the Company, (ii) to increase the identity of interests of such key employees with those of the Company's shareholders, (iii) to encourage achievement of the Company's long term goals and objectives, and (iv) to prevent frustration of the goals of this Plan in the event of a Change of Control.

SECTION 2.  DEFINITIONS.

     The following terms as used herein shall have the following meanings:

     (a) "BOARD OF DIRECTORS" means the Board of Directors of DPL Inc. in place from time to time prior to a Change of Control.

     (b) "CHANGE OF CONTROL" means any change in control of DPL, or its principal subsidiary, DP&L, of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") as determined by the Board of Directors in its sole discretion; provided that, without limitation, such a Change of Control shall be deemed to have occurred if (i) any "person" (as such term is defined in Sections 13(d) and 14(d)(2) of the Exchange Act; hereafter, a "Person") other than DPL or DP&L or an entity then directly or indirectly controlling, controlled by or under common control with DPL or DP&L is on the date hereof or becomes or commences a tender offer to become the beneficial owner, directly or indirectly, of securities of DPL or DP&L representing (A) 15% or more of the combined voting power of the then outstanding securities of DPL or DP&L if the acquisition of such beneficial ownership or such tender offer is not approved by the Board of Directors prior to the acquisition or the commencement of such tender offer or (B) 50% or more of such combined voting power in all other cases; (ii) DPL or DP&L enters into an agreement to merge or consolidate itself, or an agreement to consummate a "combination" or "majority share acquisition" in which it is the "acquiring corporation" (as such terms are defined in Ohio Rev. Code ss.1701.01 as in effect on December 31, 1990) and in which shareholders of DPL or DP&L, as the case may be, immediately prior to entering into such agreement, will beneficially own, immediately after the effective time of the merger, consolidation, combination or majority share acquisition, securities of DPL or DP&L or any surviving or new corporation, as the case may be, having less than 50% of the "voting power" of DPL or DP&L or any surviving or new corporation, as the case may be, including "voting power" exercisable on a contingent or deferred basis as well as immediately exercisable "voting power", excluding any merger of DPL into DP&L or of DP&L into DPL; (iii) DPL or DP&L enters into an agreement to sell, lease, exchange or otherwise transfer or dispose of all or substantially all of its assets to any Person other than to a wholly owned subsidiary or, in the case of DP&L, to DPL or a wholly owned subsidiar(ies) of DPL; but not including (A) a mortgage or pledge of assets granted in connection with a financing or (B) a spin-off or sale of assets if DPL continues in existence and its common shares are listed on a national securities exchange, quoted on the automated quotation system of a national securities association or traded in the over-the-counter market; (iv) any transaction referred to in (ii) or (iii) above is consummated; or (v) those persons serving as directors of DPL or DP&L on February 1, 2000 (the "Original Directors") and/or their Successors do not constitute a majority of the whole Board of Directors of DPL or DP&L, as the case may be (the term "Successors" shall mean those directors whose election or nomination for election by shareholders has been approved by the vote of at least two-thirds of the Original Directors and previously qualified Successors serving as directors of DPL or DP&L, as the case may be, at the time of such election or nomination for election).

     (c) "CEO" means the Chief Executive Officer of DPL, duly installed, from time to time, prior to a Change of Control. However, "Committee" will be substituted for "CEO" in discussing the CEO's rights and benefits under the Plan.

     (d) "COMMITTEE" means the Management Review and Compensation Committee of the Board of Directors of DPL Inc. or such other committee(s) as may be designated by the Board of Directors of DPL Inc. from time to time to administer the Plan.

     (e) "COMPANY" means The Dayton Power and Light Company ("DP&L"), DPL Inc. ("DPL") and any entity which, prior to a Change of Control, is controlling, controlled by or under common control with DP&L or DPL Inc.

     (f) "DEFERRED COMPENSATION PLAN" means the Company's Key Employees Deferred Compensation Plan, as the same may be amended, modified or supplemented from time to time.

     (g) "DIVIDEND EQUIVALENT" means the expression on the Company's books of a dividend with respect to a Stock Incentive Unit; each Dividend Equivalent being equal to the cash dividends paid from time to time on one Share.

     (h) "EARNED STOCK INCENTIVE UNITS" means Stock Incentive Units which have been awarded and have been earned in accordance with Section 6, together with all Dividend Equivalents with respect to such Earned Stock Incentive Units in accordance with Section 6 (including any Stock Incentive Units credited to the

Participant's account as the result of the conversion of such Dividend Equivalents into Stock Incentive Units).

     (i) "FAIR MARKET VALUE" means the average of the closing sale price of a Share on the last trading day of each of the four calendar months preceding the date the value of a Share is to be determined, as reported on the New York Stock Exchange--Composite Transactions Tape.

     (j) "INCENTIVE PERIOD" means the period established by the Committee with respect to each Stock Incentive Award, over which period the Stock Incentive Units included in such award are to be earned as provided in Section 6(d) of the Plan. The Incentive Period shall be specified by the Committee in and with respect to each Stock Incentive Award made. If the Incentive Period is not so specified then it shall be the calendar plan year to which the Stock Incentive Award relates.

     (k) "PLAN" means this Management Stock Incentive Plan.

     (l) "SHARE" means a Common Share of DPL Inc.

     (m) "STOCK INCENTIVE AWARD" means an award made under the Plan with respect to a specified Incentive Period.

     (n) "STOCK INCENTIVE UNIT" means the expression on the Company's books of a unit which is equivalent to one Share.

     (o) "TERMINATION OF EMPLOYMENT" means, when used with respect to the payments to be made to a Participant pursuant to Section 8 of the Plan, (i) the date such Participant's employment with the Company terminates, if such termination occurs on or after such Participant's 55th birthday or (ii) if such Participant's employment with the Company terminates prior to such Participant's 55th birthday, the date of such Participant's 55th birthday.

SECTION 3.  ADMINISTRATION.

     (a) COMMITTEE. The Plan shall be administered by the Committee. No director shall serve as a voting member of the Committee if he is then, or was at any time within one year prior to his appointment, eligible to participate in the Plan or eligible for selection as a person to whom Shares may be allocated or to whom stock options may be granted pursuant to any other plan of the Company or any of its affiliates, other than the DP&L Directors' Deferred Stock Compensation Plan and the Directors' Deferred Compensation Plan, entitling the participants therein to acquire Shares, options or stock appreciation rights of the Company or any of its affiliates.

     (b) AUTHORITY AND DISCRETION. Prior to a Change of Control, the Committee shall have the power to interpret the Plan and, subject to the provisions herein set forth, to prescribe, amend and rescind rules and regulations and make all other determinations necessary or desirable for the administration of the Plan. The decision of the Committee on any questions concerning or involved in the interpretation or administration of the Plan shall be final and conclusive, and nothing in the Plan shall be deemed to give any officer or employee, his legal representatives or assigns, any right to participate in the Plan except to such extent, if any, as the Committee may have determined or approved pursuant to the provisions of the Plan.

SECTION 4.  ELIGIBILITY.

     Employees eligible to participate in the Plan shall be those full-time salaried employees of the Company or any entity comprising the Company who, in the opinion of the Committee, serve in key executive, administrative, professional or technical capacities with the Company or any entity comprising the Company and have made a significant contribution to the successful operation of the Company or any entity comprising the Company.

SECTION 5.  PARTICIPANTS.

     From the employees eligible to participate in the Plan, the Committee may annually choose those who shall actually participate for that year in the Plan (the "Participants"), and shall determine the number of Stock Incentive Units to comprise each Participant's Stock Incentive Award. In choosing the Participants and in determining the number of Stock Incentive Units comprising a Stock Incentive Award, the Committee shall consider, after consulting with the CEO concerning his recommendations on these matters, the positions and responsibilities of the eligible employees, their accomplishments during recent periods, the corporate and individual objectives jointly established with the CEO, the value of such accomplishments to the Company, and such other factors as the Committee deems pertinent. The Company may determine in any year during the term of the Plan not to make any Stock Incentive Awards with respect to such year.

SECTION 6.  OPERATION OF THE PLAN.

     (a) STOCK INCENTIVE AWARDS. Stock Incentive Awards shall be made by the Committee at such time or times as it may determine; however, Stock Incentive Awards shall generally be made in the year preceding commencement of the next plan year. At the time the Committee makes a Stock Incentive Award, it shall determine the aggregate number of Stock Incentive Units which may be earned by each Participant over the Incentive Period. Except as expressly provided in a Stock Incentive Award, the terms and conditions of the Plan shall be deemed to be incorporated in and shall control all Stock Incentive Awards. However, to the extent inconsistent with any provision of this Plan (including, without limitation, Section 10), the terms of a Stock Incentive Award (other than a Stock Incentive Award applicable to Previously Earned Units) shall control this Plan.

     (b) PREVIOUSLY AWARDED STOCK INCENTIVE UNITS. Previously awarded Stock Incentive Units shall be deemed to have been earned or, in the future, will be earned to the extent to which they would have been earned if Section 6(d) had been in effect at the time they previously were awarded and based on the Incentive Period applicable to the related Stock Incentive Award previously awarded.

     (c) CREDITING OF STOCK INCENTIVE UNITS AND DIVIDEND EQUIVALENTS. Earned Stock Incentive Units for each year following the effective date of the Plan accrue and shall be credited to a Participant's separate account under the Plan on the first day of the month following the date on which they are earned. On each dividend payment date a Dividend Equivalent shall be credited to such account for each Earned Stock Incentive Unit (or, if and to the extent that the related Stock Incentive Award otherwise provides, for Stock Incentive Units awarded, whether or not such units are Earned Stock Incentive Units) credited to the Participant's account. On any dividend payment date when the value of accumulated Dividend Equivalents on Stock Incentive Units as provided above in a Participant's account equals the Fair Market Value of a full Share on such date, such Dividend Equivalents shall, subject to the terms of the Stock Incentive Award, the terms of which shall control this Plan to the extent inconsistent herewith, be credited to the Participant's account as an Earned Stock Incentive Unit. Such separate accounts are established only as a mechanism for measuring the potential number of Shares which may be distributed under the Plan. The Company shall retain beneficial ownership of all Stock Incentive Units and Dividend Equivalents credited to the accounts and such Stock Incentive Units and Dividend Equivalents will be subject to the claims of DP&L's creditors. No Participant or beneficiary has or will have any property interest in any Stock Incentive Units or Dividend Equivalents credited to such Participant's account or in any specific assets of the Company.

     (d) EARNING OF STOCK INCENTIVE UNITS. Awarded Stock Incentive Units shall be earned as specified in the related Stock Incentive Award or as otherwise determined by the Committee. Subject to such Stock Incentive Award and any determinations by the Committee, the terms of which shall control this Plan to the extent inconsistent herewith, the maximum number of Stock Incentive Units which may be earned in any one year shall be equal to the product obtained by multiplying the total number of Stock Incentive Units included in a Stock Incentive Award by a fraction, the numerator of which is one and the denominator of which is the number of calendar years in the Incentive Period. For example, in the case of a Stock Incentive Award for which a one-year Incentive Period applies, all of the Stock Incentive Units may be earned in the calendar year to which the Stock Incentive Award relates, and in the case of a Stock Incentive Award for which a three year Incentive Period has been fixed by the Committee, up to one-third of the Stock Incentive Units included in the Stock Incentive Award may be earned each year. Unless the related Stock Incentive Award otherwise provides, by its terms or by implication, prior to or as soon as practicable after the end of each calendar year the Committee will review with each Participant his or her achievement of the related performance goals and will specify the number of Stock Incentive Units which have been earned for that year by the Participant.

SECTION 7.  PAYMENTS UNDER THE PLAN.

     (a) RIGHT TO PAYMENT OF EARNED STOCK INCENTIVE UNITS. A Participant shall be entitled to receive payment for an awarded Stock Incentive Unit in a given year of the Incentive Period only if such Stock Incentive Unit shall have been earned under the provisions of Section 6(d) and, except as provided under
Section 10 and Section 7(d) hereof, or in the Stock Incentive Award, a Stock Incentive Unit, though earned, only becomes vested (and, thus, ultimately payable in accordance with Section 8) if the Participant is employed by the Company on the last day of the year of the Incentive Period in which the Participant could earn a portion of the particular Stock Incentive Units awarded. All Stock Incentive Units which do not become so vested shall be forfeited. The CEO or the Committee may, however, accelerate the earning and vesting of any Stock Incentive Units awarded whether or not earned or vested, if he or it determines in his or its sole opinion that such action is warranted.

     Notwithstanding any provision of the Plan to the contrary, in the event of the death of a Participant, then all of such Participant's awarded Stock Incentive Units (other than to the extent related to a completed Incentive Period for which the determination of the number of Earned Stock Incentive Units has already been made; and not to exceed the number of Stock Incentive Units comprising the target award under the applicable Stock Incentive Award regardless of the potential to earn more than such target award if and as provided in such Stock Incentive Award) shall be deemed to be Earned Stock Incentive Units and shall immediately become fully vested and shall be paid in accordance with the provisions of Section 8.

     (b) TIME OF PAYMENT OF EARNED STOCK INCENTIVE UNITS. Payment for Earned Stock Incentive Units which have been vested under Section 7(a) and Section 7(d) shall be made in accordance with the provisions of Section 8 hereof.

     (c) WITHHOLDINGS. There shall be deducted from all payments any taxes required by an Federal, state, or local government to be withheld and paid over to the government for the account of the Participant.

     (d) SPECIAL PROVISION FOR VESTING OF CERTAIN EARNED STOCK INCENTIVE UNITS. All Earned Stock Incentive Units comprising the 1997 award (which covers the period 1998-2000) and the 1998 award (which covers the period 1999-2001) ("Previously Earned Units") will vest in three equal annual installments commencing on December 31, 2000 and December 31 of each year thereafter. The Participant must be employed by the Company on the date of an installment in order to become vested in and be entitled to payment with respect to the Previously Earned Units vesting on that date. Notwithstanding the above sentence, in the event a Participant is entitled to benefits pursuant to paragraph 3 (or successor provision) of the Participant's severance letter agreement with the Company (or, if the Participant is not then a party to a severance letter agreement, pursuant to paragraph 3 (or successor provision) of the most restrictive severance letter agreement between the Company and any employee [in terms of triggering the Company's obligation to pay benefits to the employee]), then all Previously Earned Units which have not yet vested shall immediately become fully vested and shall be paid in accordance with the provisions of Section 10 of the Plan.
SECTION 8.  DEFERRAL PROVISIONS.

     (a) FILING OF ELECTION FORM. Under the Plan, a Participant must elect to defer payment of any amounts payable under the Plan by providing the Company with a written Election Form, in the form attached hereto as Exhibit A or such other form as the Committee may designate from time to time (the "Deferral Election Form"), prior to the commencement of the Incentive Period which the Committee uses as a basis for determining what portion of the particular annual installment of his Stock Incentive Award may be earned. For example, if a Participant were to elect to defer payment of Stock Incentive Units which would be deemed to be earned on December 31, 2000, the Election Form must be received by the Company prior to January 1, 2000.

     (b) PAYMENT OF AMOUNTS DEFERRED UNDER THE PLAN. Payment of a Participant's deferred Stock Incentive Units which become earned and vested shall be made in the form of Shares in a lump sum or in annual installments over a period of up to twenty years, as the Participant may elect in his Deferral Election Form, and shall be made, or commence, unless otherwise determined by the Committee in its discretion, on or prior to the January 31 immediately following the date specified by the Participant in his Deferral Election Form, provided such date is after his termination of employment, and with subsequent annual installments, if payments are to be made in annual installments, to be paid on or prior to each January 31 thereafter. All payments under the Plan with respect to earned and vested Stock Incentive Units shall be in the form of Shares and a Participant shall be entitled to receive one Share for each earned and vested Stock Incentive Unit credited to his account (with a cash payment being made for any fractional shares). After termination of a Participant's employment, such Participant's account shall continue to be credited with Dividend Equivalents as provided in Section 6(c) with respect to any unpaid earned and vested Stock Incentive Units.

     Notwithstanding any other provision of the Plan (other than Sections 8(d) and 10(b)) or any election made by a Participant under the Plan or in any Deferral Election Form, no Participant who has been granted stock options under the DPL Inc. Stock Option Plan (the "Stock Option Plan") shall be entitled to receive any payment under the Plan prior to January 1, 2005 with respect to that number of earned and vested Stock Incentive Units which is equal to 1/3 of the aggregate number of stock options which have been granted to such Participant under the Stock Option Plan. Notwithstanding the foregoing, any Participant may receive payment of his earned and vested Stock Incentive Units in accordance with Sections 8(d) and 10(b).

     (c) EARNED STOCK INCENTIVE UNITS CREDITED AS CASH. Prior to December 31, 1999, certain Participants (the "Electing Participants") elected to convert a portion of their Earned Stock Incentive Units to cash. The amount each Electing Participant so elected to convert to cash was credited to the Standard Deferral Account of such Electing Participant under the Deferred Compensation Plan. Since February 2, 1999, no further conversion of any Earned Stock Incentive Units into cash has been permitted under the Plan and payment of the Earned Stock Incentive Units previously converted into cash shall be in accordance with the Deferred Compensation Plan.

     (d) EARLY PAYMENT. A Participant may in no event receive a distribution of all or a portion of the Stock Incentive Units which are earned and vested and credited to his account prior to the time that the Participant elected to receive such distribution pursuant to Section 8(a). Notwithstanding the foregoing: (i) the Committee may, upon receiving a written request from the Participant, or his or her beneficiary in the event of the death of a Participant, upon determining that a distribution is in the best interest of the Company and the Participant (or his or her beneficiary) taking into account the financial condition of each, distribute all or a portion of the Participant's account; and (ii) upon written request by a Participant to receive his entire account balance in the Plan made at any time after termination of his or her employment (or consultation arrangement) with DP&L or DPL Inc., for any reason, after a Change of Control, the amount credited to such Participant's account shall be paid to such Participant in a lump sum within ten (10) days after the date of such written request, provided that the Participant shall be entitled to only 90% of such account balance and shall irrevocably forfeit 10% of such account balance by making the withdrawal.

     (e) LACK OF STOCK EXCHANGE LISTING. In the event that the Shares cease to be listed on the New York Stock Exchange, then, unless a Participant's Earned Stock Incentive Units are then immediately payable to such Participant in accordance with Section 10(b), such Participant's Standard Deferral Account under the Deferred Compensation Plan shall be credited with an amount equal to the Conversion Price multiplied by the number of Earned Stock Incentive Units credited to his account (or if the Participant does not have a Standard Deferral Account the Company shall establish such an account for him), and thereafter payment of the amount so credited to such Participant's Standard Deferral Account shall be in accordance with the Deferred Compensation Plan. For this purpose, "Conversion Price" means: (i) the Fair Market Value of a Share on the date that the Shares cease to be listed on the New York Stock Exchange or (ii) if the Shares cease to be so listed as a result of a Change of Control, the greater of (x) the amount determined in accordance with the foregoing clause
(i), (y) the closing sales price of a Share on the New York Stock Exchange--Composite Transaction Tape on the date the Shares cease to be so listed or (z) the closing sales price of a

Share on the New York Stock Exchange--Composite Transaction Tape on the date on which a Change of Control occurs.

SECTION 9.  MASTER TRUSTS.

     (a) PARTICIPANT'S ACCOUNT. The Company has established, and may in the future establish, one or more trusts (each such trust, as it may be amended from time to time, is referred to herein as a "Master Trust") for the purpose, among others, of securing the performance by the Company of its obligations to Participants under the Plan and has funded one or more of the Master Trusts in an aggregate amount of Shares and/or cash as the Company has determined to be equal to the value of all Earned Stock Incentive Units and other currently vested or earned benefits of the Participants under the Plan. Pursuant to one or more of the Master Trusts, each Participant has been assigned a separate account as a mechanism for measuring the potential benefits which may be distributed in the future. Subsequent transfers of Shares and/or cash which the Company is required to make to the Master Trusts pursuant to Section 9(b) or 10(d) hereof or otherwise shall be allocated among the Master Trusts as the Committee may determine from time to time.

     (b) SUCCESSIVE TRANSFERS. On or before the twentieth day following the end of each successive calendar quarter, the Company shall transfer to one or more of the Master Trusts an aggregate amount of Shares and/or cash as it shall determine to be equal to the value of benefits of Participants under the Plan which benefits have vested or have been earned (I.E., all Earned Stock Incentive Units) during such calendar quarter.

     (c) TITLE TO FUNDS. DP&L shall retain beneficial ownership of all assets transferred to the Master Trusts and such assets will be subject to the claims of DP&L's creditors. No Participant or beneficiary has or will have any property interest in the assets held in the Master Trusts or in any other specific asset of the Company.

SECTION 10.  CHANGE OF CONTROL.

     (a) AUTOMATIC TRANSFER OF AUTHORITY. In the event of a Change of Control, any and all authority and discretion which is exercisable by the Committee, or the CEO, as heretofore or hereafter described in the Plan, shall automatically be transferred to the Trustees of each Master Trust to the extent that benefits under the Plan are being funded under such Master Trust.

     (b) ACCELERATION UPON CHANGE OF CONTROL. In the event any Participant who is a party to a Severance Contract (as defined in the Master Trust or as otherwise determined by the Committee) is entitled to benefits pursuant to paragraph 3 (or successor provision) of such Severance Contract, any and all of his awarded Stock Incentive Units (other than to the extent related to a completed Incentive Period for which the determination of the number of Earned Stock Incentive Units has already been made; and not to exceed the number of Stock Incentive Units comprising the target award under the applicable Stock Incentive Award regardless of the potential to earn more than such target award if and as provided in such Stock Incentive Award) shall be deemed to be Earned Stock Incentive Units which are vested and, notwithstanding the second paragraph of Section 8(b) hereof, all such Earned Stock Incentive Units (including, without limitation, Previously Earned Units), shall be payable to such Participant as the Participant has elected on his Deferral Election Form. For purposes of any payment to a Participant pursuant to the foregoing sentence, all Earned Stock Incentive Units shall be valued as at the date of termination of employment at an amount equal to the greater of (i) an amount based on the higher of the closing sales price on the New York Stock Exchange--Composite Transaction Tape on the date of termination or the date on which a Change of Control occurs, whichever is greater, of Common Shares of DPL Inc. or (ii) the Conversion Price (as determined in accordance with Section 8(e)). If such Earned Stock Incentive Units are not payable in a lump sum upon termination of employment in accordance with the Participant's Deferral Election Form, the value of such Earned Stock Incentive Units shall be immediately credited to the Standard Deferral Account of such Participant under the Deferred Compensation Plan (or if the Participant does not have such an account, the Company shall establish such an account for him or her), and thereafter payment of the amount so credited shall be in accordance with the Deferred Compensation Plan.

     (c) (Intentionally left blank.)

     (d) FUNDING OF MASTER TRUSTS. Upon a Change of Control, the Company shall immediately transfer to one more of the Master Trusts an aggregate amount of Shares and/or cash which, when combined with the other assets of the Master Trusts contributed or accruing thereto under or by reason of Section 9 hereof, is equal to the value of benefits of Participants under the Plan (I.E., the value of all Earned Stock Incentive Units) accrued through the date of occurrence of the Change of Control event, determined after application of
Section 10(b).

SECTION 11.  NOTICES.

     Any notice, election or any request required or permitted hereunder, which is to be mailed or requested from the Secretary or the CEO of the Company, shall be delivered or mailed, postage prepaid, as follows:

         (a) Prior to a Change of Control, to the Corporate Secretary of the Company at:

                  The Dayton Power and Light Company
                  MacGregor Park
                  1065 Woodman Drive, P.O. Box 1247
                  Dayton, Ohio 45432
                  Attention:  Corporate Secretary

         (b) After a Change of Control, to the Trustees of each Master Trust pursuant to which benefits under the Plan are being funded, at the notice address specified by such Trustees in the applicable trust agreement.

     The Company or Trustees may from time to time change their addresses for receipt of notices by giving notice of such change to the Participants, but no such change shall be deemed to be effective until notice thereof is actually received by the Participant to whom it is directed.

SECTION 12.  CONDITIONS UPON AWARDS AND PAYMENTS.

     No provision of the Plan or any Stock Incentive Award shall be binding upon the Company or enforceable against the Company to the extent that it would cause the Company not to comply with all relevant provisions of state and federal law.

SECTION 13.  NO RIGHT TO EMPLOYMENT.

     Nothing in the Plan shall confer upon any Participant or other eligible employee the right to continue in the employment of the Company or affect any right the Company may have to terminate the employment of any Participant or other eligible employee.

SECTION 14.  NO RIGHTS AS SHAREHOLDERS.

     No Participant who receives a Stock Incentive Award under the Plan shall have any rights as a shareholder of the Company as a result thereof unless and until Shares are issued to such Participant in accordance with the Plan.

SECTION 15.  NON-UNIFORM DETERMINATIONS.

     The Committee's determination under the Plan (including, without limitation, its selection of Participants to receive Stock Incentive Awards, the length of Incentive Periods, and the amount of timing of awards) need not be uniform, and may be made by it selectively among persons who receive, or are eligible to receive Stock Incentive Awards under the Plan, whether or not such persons are similarly situated.

SECTION 16.  NON-TRANSFERABILITY.

     Neither a Participant, nor his beneficiary, nor any other individual shall have any right by way of anticipation or otherwise to alienate, sell, transfer, assign, pledge, charge or otherwise dispose of any benefits which may become payable under this Plan, prior to the time that payment of any such benefit is made, and any attempted anticipation, alienation, sale, transfer, assignment, pledge, charge, or other disposition shall be null and void. Furthermore, none of the benefits payable under this Plan shall be subject to the claim or legal process of the creditors of any Participant or of the beneficiary, spouse or former spouse of any Participant or of any other person or entity.

SECTION 17.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

     In the event of a share dividend, a stock split, recapitalization, merger, consolidation, reorganization, split-up, combination or exchange of shares, spin-off, extraordinary dividend in property or in kind, or other similar corporate changes (each of the foregoing, an "Extraordinary Transaction") the number and/or kind of Stock Incentive Units allocated to a Participant's account shall be appropriately adjusted by the Committee (whose determination in each case shall be conclusive) as the Committee may determine to be necessary to ensure equitable treatment to each Participant as a result of the consummation of any Extraordinary Transaction.

SECTION 18.  INTERPRETATION AND AMENDMENT.

     This Plan will be administered by the Committee. The decision of the Committee with respect to the administration or interpretation of the Plan will be final and binding. The Committee reserves the right, prior to a Change in Control, to amend, modify or terminate the Plan; provided, however that (i) no amendment, modification or termination of the Plan shall affect an election to defer payments already in effect for the current calendar year or any preceding calendar year or shall otherwise adversely affect any right or benefit earned or accrued under the Plan by any Participant prior to any such amendment, modification or termination without the prior written consent of such Participant, and (ii) following a Change of Control the Committee's discretion will be exercised as provided in Section 10(a) hereof; provided further that the Trustees shall have no authority to terminate the Plan.

SECTION 19.  GENDER AND NUMBER.

     Except when indicated by the context, any masculine terminology used herein shall also include the feminine, and the use of any term herein in the singular may also include the plural.

SECTION 20.  CHOICE OF LAW.

     This Plan shall be construed, rendered and governed by the laws of the State of Ohio.

                                    EXHIBIT A

                       THE DAYTON POWER AND LIGHT COMPANY

                         MANAGEMENT STOCK INCENTIVE PLAN

                             DEFERRAL ELECTION FORM

INSTRUCTIONS:

     This Election Form relates to Stock Incentive Units deferred pursuant to the Management Stock Incentive Plan (the "Plan"). Under the Plan, deferred Stock Incentive Units are credited to a Participant's Account in a Master Trust or Trusts created by DP&L.

     PAYMENTS. Payments shall be made from the Plan in the form of DPL Inc. common shares after termination -------- of employment (check one):

     a.   ___ in a lump sum payment;

     b. ___ annually over a period of up to twenty years. (Specify number of years _____.)

     Such payment(s) shall be made or commence by no later than the January 31 immediately following: __________________ (specify date).

    Upon my death (check one):

          ___ payments to my beneficiary shall continue or commence in the same method to be paid to me as elected above.

          ___  payments are to be made to my beneficiary in a lump sum.


DESIGNATION OF BENEFICIARY

     In the event of my death all payments required to be made under the Plan shall be made to the following person:

Name of designated
beneficiary:                         ___________________________________

Address of designated
beneficiary:                         ___________________________________

                                     ___________________________________

                                     ___________________________________

     If the above-designated beneficiary does not survive me, payments will be made to the following successor beneficiary (or to my estate on failure to designate otherwise):

Name of designated
beneficiary:                         ___________________________________

Address of designated
beneficiary:                         ___________________________________

                                     ___________________________________

                                     ___________________________________


                                     ___________________________________
                                                  Signature

                                     ___________________________________
                                                     Date

     This Election Form was received by the Secretary of the Company on
______________________.



                                     ___________________________________
                                                  Secretary